Exhibit 10.8



                         MANAGEMENT SERVICES AGREEMENT

         THIS MANAGEMENT SERVICES AGREEMENT dated the 1st day of November,
1997

AMONG:

            MDC COMMUNICATIONS CORPORATION, a corporation amalgamated under the laws of the Province of Ontario

            (hereinafter referred to as "MDC")

                                                            OF THE FIRST PART;

                                     -and

            NADAL FINANCIAL CORPORATION, a corporation incorporated under the laws of the Province of Ontario

            (hereinafter referred to as "NFC")

                                                           OF THE SECOND PART;

                                    - and

            MILES NADAL, an executive resident in the City of Toronto, in the Province of Ontario

            (hereinafter referred to as "Nadal")

                                                             OF THE THIRD PART

         WHEREAS MDC currently is a party to a management agreement with NFC under which NFC provides certain management and financial advisory services as well as general advice of a strategic nature;

         AND WHEREAS in the course of the provision of services to MDC, NFC provides to MDC the services of one or more executives (individually, an "Executive"), principally Nadal;

         AND WHEREAS MDC decides to assure itself of the services of the Executive during an important phase in the development of MDC, NFC wishes to continue to provide services of the Executive to MDC on the terms and conditions set forth below, and Nadal is willing to make his services available to MDC in accordance with such terms and conditions;

         NOW THEREFORE this Agreement witnesseth that in consideration of the premises and mutual promises contained in this Agreement and for other good and valuable consideration now paid by each party to the other (the receipt and sufficiency of which is hereby acknowledged by the parties), the parties hereby agree as follows:

1.       PROVISION OF SERVICES

         Effective the 1st day of November, 1997, MDC hereby agrees to retain NFC as a consultant to render certain management and financial advisory services as well as general advice of a strategic nature, subject to and in accordance with the terms and provisions hereof. NFC agrees to provide to MDC and its subsidiaries, its services, including those of the Executive, and particularly those of Nadal or such other Executive as may from time to time be acceptable to the Board of Directors of MDC. Nadal agrees to perform such duties set out herein for and on behalf of NFC.

2.       TERM

         The term of this Agreement shall commence on November 1, 1997 and shall continue for a period of ten (10) years (the "Term") unless sooner terminated pursuant to paragraph 7 hereof.

3.       RENEWAL

         Following the expiry of the Term, the term of this Agreement shall renew for an initial renewal period of two (2) years, and thereafter shall renew for consecutive renewal periods of two (2) years each, unless either MDC or NFC shall give not less than six (6) months' notice to the other of its intention not to permit such renewal, in which event the term of this Agreement shall expire at the end of the Term or the then renewal term, as the case may be; provided that, upon MDC giving any such notice to NFC of MDC's intention not to permit the renewal of this Agreement, MDC shall thereupon pay to NFC, in addition to all other amounts payable under this Agreement, an amount equal to the aggregate annual retainer fee referred to in subparagraph 5(a) and any additional fees paid or payable pursuant to subparagraph 5(b) for the two most recently completed full calendar years of the Term, or renewal term, as the case may be, which amount shall be payable in full in immediately available funds not later than the expiry of the Term or then renewal term, as the case may be.

4.       DUTIES

         The Executive shall serve as the Chairman, President and/or Chief Executive Officer of MDC as may be appointed by the Board of Directors of MDC from time to time, and as a director or in such other office of any subsidiary or affiliate of MDC as the Board of Directors of MDC may from time to time direct, and will, under the direction of the Board of Directors of MDC, faithfully and to the best of the Executive's ability perform the duties and responsibilities as are customarily undertaken by a Chairman, President and/or a Chief Executive Officer of a corporation engaged in a business of comparable size and type to that engaged in by MDC, as assigned by the Board of Directors of MDC from time to time, and shall devote the majority of his working time and attention to the business and affairs of MDC. MDC hereby acknowledges that Nadal shall not be required to devote his full time and attention to the affairs of MDC. Nadal hereby consents to act as a director and officer of MDC and its subsidiaries provided that directors' and officers' insurance and indemnities on terms and in amounts satisfactory to the majority of the Board of Directors of MDC are made available to him in such capacity.

5.       COMPENSATION

         NFC's compensation for the services performed under this Agreement shall be as follows:

         (a) Annual Retainer Fee

             MDC shall pay and NFC shall receive a minimum annual retainer fee in the amount of Five Hundred Thousand Dollars ($500,000) payable to NFC in accordance with MDC's usual policy for the payment of its employees generally. The annual retainer fee hereunder shall be adjusted on each anniversary date of the date hereof by the Board of Directors of MDC having regard to the services then being provided by NFC as well as any other fact deemed appropriate by the Board of Directors of MDC.

         (b) Additional Fees

             In addition to the annual retainer fee payable to NFC pursuant to subparagraph 5(a) above, MDC shall pay to NFC such additional fees as are determined from time to time by the Board of Directors of MDC for specific additional services provided by NFC from time to time. Such additional fees shall be payable by MDC to NFC within thirty (30) days after the determination by the Board of Directors of MDC as to the quantum thereof.

         (c) Options

             It is MDC's intention to issue to Nadal and/or NFC, on an annual basis, during each year of the term of this Agreement, the maximum number of options to acquire securities of MDC permitted pursuant to MDC's amended and restated stock option incentive plan, and any amendment thereto or successor plan thereto. It is understood that MDC's obligation to issue any options to Nadal and/or NFC shall be subject to: (i) compliance with the laws, rules and regulations of all regulatory authorities including all stock exchanges on which the shares of MDC are then listed; (ii) the availability of such options; and (iii) the due exercise of the discretion by the compensation committee of MDC and/or the Board of Directors of MDC in connection with the grant of such options.

         (d) Goods and Services Tax

             MDC shall pay to NFC goods and services tax and/or other taxes required to be collected by NFC in connection with all payments received by NFC hereunder, which taxes will be payable concurrently with any payments to be made hereunder. In the event that MDC is required to pay to NFC taxes other than goods and services tax pursuant to this subparagraph 5(d), NFC shall indemnify MDC for the amount of such other taxes to the extent that MDC would not be obliged to pay such other taxes if the services provided by NFC pursuant to this Agreement were provided to MDC by an employee of MDC who is paid a salary equal to the relevant amounts paid to NFC hereunder and to the extent that MDC is not entitled to an input tax credit arising therefrom.

6.       FRINGE BENEFITS

         (a) Generally

             The Executive, and any other officers, directors, agents or employees of NFC who provide services to MDC under this Agreement, shall receive such fringe benefits as are made available to management-level employees of MDC or any of its subsidiaries in comparable positions (including, without limitation, the right to participate, at MDC's expense, in any supplementary medical, dental, life insurance, disability and sickness benefit programs of the type generally made available by MDC to its management-level employees on the date of this Agreement) and such other benefits as the Board of Directors of MDC may make available, in its sole discretion, from time to time.

         (b) Reimbursement far Business Expenses

             MDC shall reimburse NFC or the Executive for all manner of expenses, charges and other liabilities incurred by NFC, its officers, directors, agents or employees, including the Executive, in the performance of NFC's duties hereunder, upon the receipt by MDC of supporting documentation for such expenditures. Such reimbursements shall be made within thirty (30) days of the submission of appropriate evidence of such payments.

7.       LOAN

         MDC agrees to make available to NFC a loan or loans in the aggregate amount of three million dollars ($3,000,000). Such loans shall bear no interest. Such loans shall be repayable in full by NFC on the tenth anniversary of the date of this Agreement, subject to the provisions of the second to last sentence of clause (i) of subparagraph 8(b), provided such loans shall be open for repayment, at the option of NFC, in whole or in part prior thereto, without notice or bonus. In consideration of MDC agreeing to advance the loans, as aforesaid, to NFC, Nadal covenants and agrees with MDC:

         (a) to unconditionally guarantee the due and timely repayment of the aforesaid loans by NFC to MDC; and

         (b) without the consent of the board of directors of MDC, Nadal shall not exercise but instead shall retain options to acquire up to 250,000 Class A Subordinate Voting Shares in the capital of MDC, so long as such loans are outstanding.

8.       TERMINATION OF AGREEMENT

         (a) During the Term of this Agreement, and any renewal thereof, MDC shall be entitled to discontinue the use of NFC's services and thereby terminate this Agreement for Cause (as hereinafter defined) forthwith upon written notice to NFC, specifying the cause and the date of termination, provided, however, that MDC shall not be required to give any notice in the case of the Executive's death. For this purpose, "Cause" shall mean:

             (i) the death of Nadal or any other individual when acting as the "Executive";

             (ii) mental or physical disability or incapacity which renders the Executive or any other individual when acting as the Executive unable to perform his duties hereunder for any continuous period of 180 days out of any 365 day period or for 240 or more days, whether or not continuous, in any 365 day period;

             (iii) the commission of any embezzlement, theft, fraud and/or deceit by NFC or the Executive in the course of providing services hereunder, the conviction of the Executive for embezzlement, theft, fraud and/or deceit, or the entry of a plea of guilty to a charge of embezzlement, theft, fraud, and/or deceit by either NFC or the Executive;

             (iv) wilful misconduct by NFC or the Executive in the course of the performance by NFC or the Executive of their services hereunder;

             (v) wilful misrepresentation by NFC or the Executive to shareholders and/or directors which is materially injurious to MDC; or

             (vi) the failure by NFC to provide to MDC and its subsidiaries the services of either Nadal or another Executive acceptable to the Board of Directors of MDC. For the purposes of this Agreement, MDC acknowledges that Nadal shall not be required to devote his full time and attention to the affairs of MDC, and that he shall only be entitled to devote the majority of his working time and attention to the affairs of MDC.

             In the event of termination under any provision of this paragraph 8(a) or voluntary termination by NFC, MDC shell pay NFC the annual retainer fee referred to in subparagraph 5(a) any additional fees theretofore determined by the Board of Directors of MDC to be payable pursuant to subparagraph 5(b), goods and services tax thereon pursuant to subparagraph 5(d) and reimbursement of business expenses pursuant to subparagraph 6(b) through the date of such termination, and the Executive shall be entitled to receive his vested rights to fringe benefits pro rated to the date of termination. All other obligations of MDC, NFC and the Executive hereunder shall cease as of the date of such termination.

         (b) Termination Without Cause

             During the Term of this Agreement and any renewal thereof, MDC shall be entitled to discontinue the use of NFC's services, and thereby terminate this Agreement without Cause forthwith upon written notice to NFC, specifying the date of termination; provided, however, that:

             (i) if the Agreement is terminated by MDC for any reason other than for Cause, NFC shall receive a payment (the "Termination Payment") equal to 300% of the greater of
                     (aa) the aggregate of the annual retainer fee referred to in subparagraph 5(a) and any additional fees paid or payable pursuant to subparagraph 5(b) for the most recently completed full calendar year of the Term, and
                     (bb) the highest aggregate amount of the annual retainer fee referred to in subparagraph 5(a) and any additional fees paid or payable pursuant to subparagraph 5(b) for the three most recently completed full calendar years of the Term. Fifty percent (50%) of the Termination Payment shall be payable in immediately available funds not later than thirty (30) days following such date of termination and shall be paid and applied to repay the then outstanding loan or loans made to NFC pursuant to Section 7, to an amount which is the lesser of: (a) one million five hundred thousand dollars ($1,500,000); and one-half (1/2) of the aggregate amount of such loan or loans then outstanding. The balance of the Termination Payment shall be payable not later than one (1) year following such date of Termination; or

             (ii) if this Agreement is terminated by MDC for any reason which MDC believes constitutes Cause and it is ultimately determined that the services of NFC were wrongfully terminated, following such determination, NFC shall be paid, forthwith following such determination;

                     A. an amount equal to the pro rated portion of the annual retainer fee referred to in subparagraph 5(a) and of any additional fees referred to in subparagraph 5(b) and the pro rated cash equivalent of the Executive's fringe benefits for the period ending on the date of such determination; and

                     B. an amount equal to the Termination Payment less the amount paid pursuant to the foregoing clause A.

             If the Agreement is terminated by MDC for any reason which MDC believes constitutes Cause then, if NFC does not agree that the termination is with Cause, NFC shall have the right, exercisable by written notice to MDC within thirty (30) days of the date of notice of termination, to require MDC to submit the dispute as to whether termination was with Cause or without Cause for determination by alternative dispute resolution to commence as soon as possible, but in any event within fifteen (15) days of the date of such written notice, before such person or persons and with procedures satisfactory to MDC and to NFC. In the event that MDC and NFC cannot agree on the person or persons to preside over such alternative dispute resolution or the procedures applicable thereto within such fifteen (15) day period, such dispute shall be settled by arbitration pursuant to the provisions of the Arbitrations Act (Ontario) and either party may apply to the Ontario Court of Justice to appoint an arbitrator. The costs of any alternative dispute resolution or arbitration shall be borne by MDC if it is determined that termination was without Cause and by NFC if it is determined that termination was with Cause.

         (c) Deemed Termination Without Cause

             For the purposes of this subparagraph 8(c), NFC, in its sole discretion, may, by written notice to MDC, advise MDC that the services of NEC have been terminated without Cause (and thereby entitling it to the Termination Payment set forth above) within ninety (90) days of the happening of any of the following events: the Executive is not elected as a director of MDC; or the Executive's office is terminated by MDC on or after the occurrence of a Fundamental Change (as hereinafter defined); or a Fundamental Change (as hereinafter defined) occurs with respect to MDC, unless in any such case, NFC, or the Executive on its behalf, provides NFC's prior written approval thereto. For the purposes hereof, a "Fundamental Change" means:

             (i) a transaction or series of transactions in or pursuant to which, directly or indirectly, MDC shall merge, consolidate or amalgamate with or into or enter into an arrangement with, any other person where all or part of the outstanding voting securities of MDC are changed in any way, reclassified or converted into or exchanged for shares or other securities or cash or any other property;

             (ii) a transaction or series of transactions in which, directly or indirectly, MDC (or any successor company) shall sell or otherwise transfer, dispose of(or one or more of its subsidiaries shall sell or otherwise transfer or dispose of) all or substantially all of the business, operations, properties and/or assets of MDC (taken on a consolidated basis);

             (iii) any change in Beneficial Ownership (as hereinafter defined), direct or indirect, of voting securities of MDC (or any successor company) which occurs which results in a person beneficially owning greater than 20% of the voting securities of MDC calculated on a Partially Diluted Basis (as hereinafter defined); and/or

             (iv) any change in the constitution of the membership of the Board of Directors of MDC, such that, at any time, more than 50% of the directors of MDC are elected or appointed by any one shareholder of MDC, or by any one or more shareholders of MDC acting jointly and in concert in such election or appointment, other than NFC.

             For the purposes of this subparagraph 8(c):

             (i) a person shall be deemed to be the "Beneficial Owner" and to have "Beneficial Ownership" of, and to "Beneficially Own" any securities which it or any "Person Acting Jointly or in Concert" with it (as hereinafter defined) or may be deemed to be the beneficial owner of pursuant to Section 90 of the Securities Act (Ontario) (or, pursuant to any comparable or successor laws or regulations or, if the said section shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to Section 90 of the Securities Act (Ontario) as in effect on the date of this Agreement);

             (ii) a person shall be deemed to be a "Person Acting Jointly" or in Concert" with another person if either person is an "associate" or an "affiliate" of the other person, as such terms are defined in the Securities Act (Ontario);

             (iii) for the purposes of calculating the number of securities Beneficially Owned by a person on a "Partially Diluted Basis", if a person is deemed to be the Beneficial Owner of unissued securities pursuant to clause (i) above, such securities shall be deemed to be outstanding, The provisions hereof shall apply successively to each Fundamental Change affecting MDC; and

             (iv) "person" shall be broadly interpreted and shall include an individual, body corporate, partnership, limited partnership, joint venture, trust, association, unincorporated organization, and any other entity recognized by law.

         The foregoing, together with any payment referred to in the last sentence of paragraph 3, shall be in complete satisfaction of any termination or severance pay, allowance or claim or benefit of any kind whatsoever which the Executive and/or NFC may have against MDC under this Agreement as a result of the termination of the services provided under this subparagraph 8(c), excluding, however, any options to acquire securities of MDC which may have theretofore been granted by MDC to the Executive, which options shall continue in full force and effect in accordance with the terms thereof, except that any options to acquire securities of MDC which are not, at the date of termination of the services of NFC pursuant to either subparagraph 8(b) or 8(c) hereof, then otherwise exercisable shall become immediately exercisable and remain so until the end of the respective terms thereof.

9.       NON-COMPETITION

         (a) During Term of Service

             NFC and Nadal agree that during the Term and any renewal thereof, neither of NFC nor Nadal shall, without the written consent of MDC, which MDC may withhold in its sole discretion, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, participate in, engage in, or have a financial or management position or other interest in any business which is then competitive with MDC or subsidiaries thereof or any successor or assign thereof (collectively, "Engaging in Competition"). For the purposes of this paragraph 9, the businesses in which MDC is currently engaged include:

             (i) the manufacture and supply of postage stamps to national postal services;

             (ii) the manufacture of specialized tickets, airline ticketing products, lottery tickets and other specialty printed products;

             (iii) providing encodable magnetic tape and other airline ticketing products to airlines;

             (iv) the sale of merchandise through non-retail mail-order catalogues;

             (v) the provision of advertising, sales promotion, direct marketing, package design, corporate and brand identity programs, public relations and/or electronic pre-press services; and

             (vi) the manufacture and supply of personal and business cheques, as well as credit, debit, telephone and plastic cards incorporating an integrated microprocessor chip known as "smart" cards.

             The direct or indirect ownership of an interest constituting not more than 5% of the outstanding debt or equity in a corporation whose shams are traded on a recognized stock exchange or in the over-the-counter market, even though that corporation may be a competitor of MDC or any of its affiliates or subsidiaries, shall not be deemed financial participation in a competitor or Engaging in Competition.

         (b) Upon Termination of Services

             NFC and Nadal agree that for a period of twenty-four (24) months following the termination of this Agreement by MDC with Cause or the voluntary termination by NFC of this Agreement, neither NFC nor Nadal shall, without the prior written consent of MDC, which MDC may withhold in its sole discretion, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, participate in, engage in or have a financial interest or management position or other interest in any business operation of any enterprise if, at the time NFC or Nadal proposes to become engaged, take a financial interest or take any management or other interest, such operation competes directly with any business operation actively conducted by MDC or its subsidiaries or any successor or assign thereof in Canada or the United States of America, nor will NFC or Nadal solicit any other person to engage in any of the foregoing activities in such jurisdictions (collectively, "Directly Engaging in Competition"). Participation in the management of any enterprise or any business operation thereof other than in connection with the operation of such enterprise which is in direct competition with MDC or its subsidiaries shall not be deemed to be a breath of this subparagraph 9(b). The direct or indirect ownership of an interest constituting not more than 5% of the outstanding debt or equity in a corporation whose shares are traded on a recognized stock exchange or in the over-the-counter market, even though that corporation may be a competitor of MDC or any of its subsidiaries, shall not be deemed financial participation in a competitor or Directly Engaging in Competition.

         (c) Inapplicability Following Termination Without Cause

             In the event that this Agreement is terminated, or deemed to be terminated, without Cause by MDC, the provisions of subparagraph 9(b) shall not apply to NFC or Nadal.

         (d) Reasonableness of Restrictions

             Each of NFC and Nadal hereby agrees that all restrictions in this Agreement are necessary and fundamental to the protection of the business of MDC and are reasonable and valid, and all defences to the strict enforcement thereof by MDC are hereby waived by each of NFC and Nadal.

         (e) Liquidated Damages, Injunction

             NFC and Nadal hereby agree that a violation of this paragraph 9 will result in immediate and irreparable damage to MDC. Without intending to limit the remedies available to MDC, each of NFC and Nadal acknowledges that damages at law would be an insufficient remedy to MDC in view of the irreparable harm which MDC would suffer if NFC or Nadal should violate the terms of this paragraph 9, and NFC and Nadal each agree that MDC may apply for and have injunctive relief in any court of competent jurisdiction specifically to enforce any such covenants upon the breach of any such provisions or otherwise specifically to enforce any such covenants.

10.      CONFIDENTIALITY: RETURN OF MDC DATA

         (a) In the course of providing his services hereunder, the Executive will have access to confidential information and records, data, specifications and other trade secrets of MDC and its subsidiaries (collectively, "Confidential Information"). Both during and after the Term, the Executive shall not directly or indirectly disclose Confidential Information to any person or use any Confidential Information except as required in the course of providing services to MDC. The Executive hereby acknowledges that he holds all Confidential Information in a fiduciary capacity and solely for the benefit of MDC and its subsidiaries.

         (b) All records, data, files, customer lists, drawings, documents, models, equipment and the like relating to MDC's business (collectively, "Company Data") which Nadal or NFC shall prepare or use or come into contact with shall be and remain MDC's sole property and shall not be removed from the premises without MDC's prior written consent, except as required in the course of the provision of services hereunder. Upon termination of this Agreement, Nadal and NEC shall return any and all copies of such Company Data and shall forego access to all Company Data other than data relating to payment of the annual retainer fee, special financing fee, reimbursement of expenses and fringe benefits.

11.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the parties with respect to the provision of services of the Executive by NFC and by Nadal to MDC and supersedes any prior agreements between them, whether written or oral, including, without limiting the generality of the foregoing, the management agreement dated as of the 1st day of December, 1992 made between MDC and NFC.

12.      REMEDIES

         In the event of any breach of any provision of this Agreement, including, without limitation, paragraphs 9 and 10 hereof, the non-breaching party shall be entitled to seek a decree of specific performance thereof against the breaching party or such relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with the provisions of this Agreement Such remedies, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled_

13.      WAIVER

         The failure or delay of any party to insist, in any one, or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

14.      NOTICES

         All notices or other communications required or permitted to be given by one party to another hereunder shall be given in writing by personal delivery, registered mail, postage prepaid, or by telecopier, addressed to the other party, delivered or telecopied, to the other party as follows:

         (a) If to MDC, at:

             45 Hazelton Avenue
             Toronto, Ontario
             M5R 2E3

             Attention:        The Secretary
             Telecopier No.:   (416) 960-9555

         (b) If to NFC, at:

             45 Hazelton Avenue
             Toronto, Ontario
             M5R 2E3

             Attention:        The President
             Telecopier No.:   (416) 960-9555

         (c) If to Nadal, at:

             261 Warren Road
             Toronto, Ontario
             M4V 257

             Telecopier No.:   (416) 480-1814


         Or such other address as may be given by any of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered, or if mailed, forty-eight (48) after 12:01 an. on the second day following the day of mailing thereof or, if telecopied, on the business day following the day telecopied (with receipt confirmed); provided that if any such notice or other communications shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices or other communications shall be deemed to have been received forty-eight (48) hours after 12:01 a.m. on the second day following the resumption of normal mail service.

15.      SEVERABILITY

         Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all such separate and distinct covenants. Without limiting the generality of the foregoing, in the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed that such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restriction and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

16.      AMENDMENT

         This Agreement may be amended only by an agreement in writing signed by all of the parties.

17.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and the parties hereto hereby irrevocably attorn to such jurisdiction.

18.      BENEFIT

         This Agreement shall be binding upon and ensure to the benefit of and shall be enforceable by and against MDC and its successors and assigns, NFC and its successors and assigns, and Nadal and his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of NFC and Nadal may not be delegated or assigned without the consent of MDC, except that NFC may assign its rights and obligations to a corporation which is controlled by Nadal, without the consent of MDC but upon notice to MDC.

19.      TIME

         Time shall be of the essence of this Agreement and every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

20.      FURTHER ASSURANCES

         The parties hereto shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

21.      CANADIAN FUNDS

         All dollar amounts contemplated herein shall be in Canadian finds.

22.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, by original or facsimile signature, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement and notwithstanding the date of execution shall be deemed to be executed on the date first above mentioned.

23.      INDEPENDENT LEGAL ADVICE

         Each of NFC and Nadal acknowledges that it and he has been advised to obtain independent legal advice in connection with its and his execution of this Agreement and each of them has waived such right.

24.      HEADINGS

         The paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.

         IN WITNESS WHEREOF the parties have executed or caused this Agreement to be executed on the date first above written.


SIGNED, SEALED AND DELIVERED        )        MDC COMMUNICATIONS
           IN THE PRESENCE OF       )        CORPORATION
                                    )
                                    )        Per:   ______________________
                                    )               Authorized Signing Officer
                                    )
                                    )        NADAL FINANCIAL CORPORATION
                                    )
                                    )        Per:   ______________________
                                    )               Authorized Signing Officer
                                    )
_________                           )               ______________________
Witness                             )                MILES NADAL

                                    NOTICE

TO:      MDC CORPORATION INC. ("MDC")

RE: Management Services Agreement (the "Agreement") dated the 1st day of November, 1997 among MDC, Nadal Financial Corporation ("NFC") and Miles Nadal ("Nadal")

_______________________________________________________________________________

This notice is provided pursuant to paragraph 18 of the Agreement.

The undersigned hereby provides notice to you that effective the date hereof the undersigned has assigned its rights and obligations under the Agreement to Amadeus Capital Corporation, a corporation which is controlled by Nadal.

DATED this 25th day of February, 2000.

                                                NADAL FINANCIAL CORPORATION


                                                Per: __________________________
                                                      David E. Bacon
                                                      Vice-President, Finance

                          AMADEUS CAPITAL CORPORATION
                         122 Scollard Street, Suite 3
                               Toronto, Ontario
                                    M5R 102

                                                          July 1


MDC Corporation Inc.
451 Hazelton Avenue
Toronto, Ontario
M5R 2E3


Attention: The Secretary

Dear Sirs:

         Reference is hereby made to the agreement (the "Management Agreement") dated January 1, 1997 among MDC Corporation Inc. ("MDC"), Nadal Financial Corporation ("NFC") and Miles Nadal ("Nadal") which with respect to the rights and obligations thereunder of NFC was assigned effective February 25, 2000 by NFC to Amadeus Capital Corporation ("Amadeus"). Pursuant to such assignment of the Management Agreement, Amadeus provides certain management and financial advisory services, as well as general advice of a strategic nature, and the services of certain executives, including Nadal, as may from time to time be acceptable to the board of directors of MDC (collectively, the "Services") to MDC as sat out in the Management Agreement.

         This is to advise that effective as of July 1, 2003. Amadeus has assigned (the "Stallion Assignment") all of its rights and obligations under the Management Agreement with respect to the Services (including without limitation the services of Nadal) that are to be provided outside of Canada by it (the "Outside Services") to Stallion Investments Limited ("Stallion"), a corporation indirectly controlled by Nadal. Pursuant to the Stallion Assignment, Stallion is entitled to be paid in consideration of providing the Outside Services, 80% of all fees, including bonuses, owing pursuant to the Management Agreement from and after such date (collectively, the "Consideration").

         Accordingly, Amadeus hereby authorize and directs MDC to pay 80% of the Consideration to Stallion in accordance with the provisions of the Management Agreement at the same times as payment of the remaining 20% of the Consideration is made to Amadeus, at the following address:

                           1, Col. Savona Street,
                           Sliema, SLM 07, Malta,

or as otherwise directed in writing by Stallion. It is Amadeus' understanding that there is no withholding obligation on MDC for GST with respect to such payments to be made to Stallion.

         Amadeus hereby represents to MDC that it is also indirectly controlled by Nadal.

                                                 Yours very truly,

                                                 AMADEUS CAPITAL CORP RATION

                                                 Per: ________________

         AGREEMENT made with effect as of the 2nd day of January, 2004

BETWEEN:

            AMADEUS CAPITAL CORPORATION, a corporation incorporated under the laws of the Province of Ontario

            (hereinafter called "Amadeus"),

            and

            NADAL FINANCIAL CORPORATION, a corporation incorporated under the laws of the Province of Ontario

            (hereinafter called "NFC"), and

            STALLION INVESTMENTS LIMITED, a corporation incorporated under the laws of Malta

            (hereinafter called "Stallion"),

            and

            MILES NADAL, an individual resident in Bahamas

            (hereinafter called "Nadal"),

            and

            MDC CORPORATION INC., a corporation amalgamated under the laws of the Province of Ontario

            (hereinafter called "MDC"),

         WHEREAS pursuant to an agreement (the "Management Agreement") dated the 1st day of January, 1997 between MDC Communications Corporation (now known as MDC Corporation Inc.) ("MDC"), NFC and Nadal, MDC retained NFC to provide MDC with certain management and financial advisory services, as well as general advice of a strategic nature and the services of certain executives, including Nadal, as may from time to time be acceptable to the board of directors of MDC (collectively, the "Services");

         AND WHEREAS pursuant to an agreement (the "Assignment Agreement") effective the 25th day of February, 2000, NFC assigned to Amadeus all of the rights and obligations of NFC under the Management Agreement;

         AND WHEREAS pursuant to an agreement (the "Sub-Assignment Agreement") made as of the 1st day of July, 2003, a copy of which is attached to this Agreement as Schedule A, Amadeus assigned to Stallion certain of its rights and obligations under the Management Agreement pursuant to the Assignment Agreement to the extent of and with respect to all services to be provided under the Management Agreement outside of Canada (the "Outside Services");

         AND WHEREAS Amadeus, Stallion and Nadal have made and given to MDC certain representations, warranties and indemnities as provided an agreement among them (the "Letter Agreement") dated July 15, 2003, a copy of which is attached to this Agreement as Schedule B, in connection with the provisions of and the payment fiat the Outside Services;

         AND WHEREAS the parties hereto wish to evidence their agreement that Amadeus will assign to NFC as herein provided all of its right, title and interest, to and under the Management Agreement, the Assignment Agreement, the Sub-Assignment Agreement and the Letter Agreement (collectively, the "Management Agreements");

         NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained in this agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this agreement do hereby covenant and agree as follows:

1. Amadeus does hereby assign, transfer and set over unto NFC effective as of the date hereof by way of absolute assignment, all of its right, title, benefit and interest in, to and under the Management Agreements.

2. Amadeus covenants and agrees with NFC that Amadeus will from time to time and at all times hereafter, upon every reasonable request of NFC, make, do and execute or cause or procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably required by NFC, whether for more effectually and completely vesting in NFC, all right, title, benefit and interest in, to and under the Management Agreements or for the purpose of registration or otherwise, provided that such reasonable costs in respect thereof are borne by NFC.

3. NFC covenants and agrees with Amadeus to perform, discharge and observe all of the covenants, agreements, obligations and provisions in the Management Agreements to be performed, discharged or observed on the part of Amadeus from and after the date hereof, the whole to the same extent and effect as if NFC had been an original party to each Management Agreement in the place and stead of Amadeus for the period in respect of the Assignment Agreement from February 25, 2000 and for the period in respect of the Sub-Assignment Agreement and Latter Agreement from July 1, 2003; provided however that NFC shall not be responsible for the performance, discharge or observance of any obligation or liability of Amadeus under the Management Agreements if due to a default by Amadeus thereunder.

4. Stallion acknowledges the assignment of the Management Agreements from Amadeus to NFC as herein provided and confirms and agrees that it will continue to perform the Outside Services on behalf of and to the extent required by NFC and MDC in accordance with the terms of the Sub-Assignment Agreement and to be subject to the Letter Agreement as therein provided.

5. Nadal acknowledges the assignment of the Management Agreements as herein provided and confirms and agrees that he will continue to perform his obligations thereunder in accordance with the terms of the Management Agreements.

6. MDC hereby acknowledges, consents and agrees to the assignment of the Management Agreements as herein provided and confirms and agrees that it will continue to perform its obligations thereunder in accordance with the terms of the Management Agreements.

7. This Agreement shall be construed in accordance with the laws of the Province of Ontario and laws of Canada applicable therein.

8. This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, legal representatives and heirs.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and date above first written.

                                           AMADEUS CAPITAL CORPORATION


                                           By:
                                              --------------------------------
                                           Name:
                                           Title:


                                           NADAL FINANCIAL CORPORATION


                                           By:
                                              --------------------------------
                                           Name:
                                           Title:


                                           STALLION INVESTMENTS LIMITED


                                           By:
                                              --------------------------------
                                           Name:
                                           Title:

SIGNED SEALED AND DELIVERED         )
In the presence of:                 )
                                    )
_________                           )        ______________________________
Name:                               )        MILES NADAL


                                        MDC CORPORATION INC.


                                        By: __________________________
                                        Name:
                                        Title: